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                                  EXHIBIT 10.2
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                              MYCOGEN CORPORATION
                         RESTRICTED STOCK ISSUANCE PLAN

                PLAN AMENDMENT EFFECTIVE AS OF FEBRUARY 1, 1995
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          The Mycogen Corporation Restricted Stock Issuance Plan (the "Plan") is
hereby amended (the "Plan Amendment"), effective as of the 1st day of February, 1995, as follows:

          1. Section III.B of the Plan is hereby amended in its entirety to read as follows:

          B. The total number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 300,000 shares, subject, however, to adjustment under Section III.C. Such authorized share reserve is comprised of (i) the 150,000 shares of Common Stock initially reserved for issuance under the Plan plus (ii) the 150,000-share increase authorized by the Board as of February 1, 1995, subject to stockholder approval at the 1995 Annual Stockholders Meeting. Each share issuance under the Plan, whether or not the shares are subsequently repurchased by the Corporation or otherwise cancelled, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent stock issuances under the Plan. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred by participants in connection with the vesting of such shares under the Plan, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares issuable under the Plan prior to such withholding, and not by the net number of shares of Common Stock actually issued to the participants.

          2. Section XII of the Plan is hereby amended in its entirety to read as follows:

          XII.     AMENDMENT OR TERMINATION OF THE PLAN

          A. The Board may at any time amend, alter or modify this Plan; provided, however, that no such action shall adversely affect the rights of any Participant with respect to any Common Stock or other assets at the time held by such Participant under the Plan prior to such action. In addition, the Board shall not, without the approval of the stockholders,
     (i) materially increase the maximum number of shares of Common Stock issuable under the Plan, except to the extent necessary to effect the adjustments required by Section III.C, (ii) materially increase the benefits accruing to Participants under the Plan or (iii) materially modify the eligibility requirements for participation in the Plan.
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          B.  Shares of Common Stock may be issued under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided any such excess shares are held in escrow by the Corporation until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve
     (12) months after the date the first such excess issuances are made, then the Corporation shall promptly refund to the Participants the purchase price paid for such shares, together with interest thereon (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall be automatically cancelled and cease to be outstanding.

          C. As of February 1, 1995, the Board authorized a 150,000-share increase to the number of shares of Common Stock available for issuance under the Plan. Any shares of Common Stock issued under the Plan on the basis of such share increase shall be held in escrow by the Corporation until such increase is approved by the Corporation's stockholders. If such stockholder approval is not obtained at the 1995 Annual Stockholders Meeting, then the Corporation shall promptly refund to the Participants the purchase price paid for such shares, together with interest thereon (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall be automatically cancelled and cease to be outstanding.

          D. The Board may at any time terminate the Plan by appropriate corporate resolution. Unless sooner terminated by the Board, the Plan shall automatically terminate upon the earlier of (i) the 10th anniversary
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     of the date the Plan is adopted by the Board or (ii) the first date when all the shares available for issuance under the Plan have been issued. Under no circumstances shall the termination of the Plan adversely affect the rights of Participants with respect to any unvested Common Stock or other assets at the time held by them under the Plan, and their interests in such Common Stock or other assets shall continue to vest in accordance with the vesting schedule specified in the applicable Restricted Issuance Agreement.

          3. All capitalized terms in this Plan Amendment shall have the meanings assigned to such terms in the Plan. To the extent that there is a conflict between the provisions of the Plan and the provisions of this Plan Amendment, the provisions of this Plan Amendment shall take precedence.

          4.  Except as modified by this Plan Amendment, the terms and provisions of the Plan shall continue in full force and effect.
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          IN WITNESS WHEREOF, Mycogen Corporation has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer as of the 1st day of February, 1995.


                              MYCOGEN CORPORATION


                              By: /s/ JERRY CAULDER
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                                     Jerry Caulder

                              Title:  Chairman and
                                      Chief Executive Officer